Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Husky Energy Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-157389) on Form F-9 of Husky Energy Inc. and inclusion in this annual report on Form 40-F of:

•

our audit report dated February 3, 2010, on the consolidated balance sheets of Husky Energy Inc. as at December 31, 2009, 2008 and 2007 and the consolidated statements of earnings and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009,

•	our Comments by Auditors for United States readers on Canada-United States Reporting Differences, dated February 3, 2010,

•	our Report of Independent Registered Public Accounting Firm dated February 3, 2010 on the effectiveness of internal control over financial reporting as of December 31, 2009,

•	our Report on the Reconciliation to Accounting Principles Generally Accepted in the United States dated February 3, 2010,

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009.

/s/ KPMG LLP
KPMG LLP
Chartered Accountants
Calgary, Canada
February 24, 2010